Exhibit 4.1

WELLPOINT, INC.

as Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Indenture

Dated as of October 9, 2012

2.750% Senior Convertible Debentures due 2042

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INDENTURE, dated as of October 9, 2012, between WellPoint, Inc., a corporation duly organized and existing under the laws of the State of Indiana, as Issuer (the “Company”), having its principal office at 120 Monument Circle, Indianapolis, Indiana 46204 and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).

RECITALS OF

THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of 2.750% Senior Convertible Debentures due 2042 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquiror Securities” has the meaning specified in Section 8.01(d).

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Interest” means all amounts, if any, payable pursuant to Section 10.03 hereof.

“Additional Shares” has the meaning specified in Section 9.07(a).

“Adjustment Determination Date” has the meaning specified in Section 9.03(l).

“Adjustment Event” has the meaning specified in Section 9.03(l).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.08(a).

“Bid Solicitation Agent” means an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities, which shall in no event be an Affiliate of the Company. The Bid Solicitation Agent shall initially be Credit Suisse Securities (USA) LLC.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday, a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed or a day on which banking institutions in the place of payment or location of the Corporate Trust Office of the Trustee are authorized or required by law, regulation or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Change of Control Event” shall mean the occurrence of any of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s or its Subsidiaries’ employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the total voting power of all shares of the Company’s Capital Stock that are entitled to vote generally in the election of directors;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Company’s Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Company’s Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one of its Subsidiaries; provided, however, that neither (a) a transaction described in clause (B) or (C) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity shall be deemed a Change of Control Event; or

(iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture, or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its President or any Vice President, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Contingent Debt Regulations” has the meaning specified in Section 6.15.

“Contingent Interest” has the meaning specified in Section 4.02(a).

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 9.02(e).

“Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 9.01(a).

“Conversion Value” means, at any date, the product of (i) the Conversion Rate in effect on such date and (ii) the average of the Volume-Weighted Average Prices of the Company’s Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding such date. In calculating the Conversion Value of any Security, the Principal Amount of such Security shall be multiplied by the Conversion Value calculated in the preceding sentence and divided by 1,000.

“Corporate Trust Office” means the office of the Trustee at which any particular time its corporate trust business in Chicago, Illinois shall be principally administered, which office as of the date of this instrument is located at 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Administration, except that with respect to presentation of Securities for payment or for registration of transfer, conversion or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Administration, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“Daily Conversion Value” has the meaning specified in Section 9.02(a).

“Daily Settlement Amount” has the meaning specified in Section 9.02(a).

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 9.03(c).

“Downside Trigger” means $780 per $1,000 Principal Amount of Securities during the period prior to April 15, 2023. Beginning on April 15, 2023, and ending on October 15, 2035, inclusive, the Downside Trigger will increase in increments of $7.50 per $1,000 Principal Amount of Securities per semi-annual ordinary interest period on April 15 and October 15 of each year within such period. After October 15, 2035, the downside trigger will remain at $975 per $1,000 principal amount of Securities. As an example, the Downside Trigger will be $825 per $1,000 Principal Amount of Securities during the period commencing on October 15, 2025, and ending April 14, 2026.

“Event of Default” has the meaning specified in Section 10.01.

“Ex-Dividend Date” means, with respect to any dividend, distribution or issuance on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, distribution or issuance, from the Company or, if applicable, from the seller of the Company’s Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary Dividend” has the meaning specified in Section 4.02(a).

“Fundamental Change” means any transaction or event resulting in either a Change of Control Event or a Termination of Trading; provided, however, that a Fundamental Change will not be deemed to have occurred with respect to clauses (i) and (ii) of the definition of Change of Control Event if not less than 90% of the consideration received or to be received by the Company’s shareholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights, in connection with such transaction or transactions consists of Publicly Traded Securities and as a result of such Change of Control Event the Securities become convertible into cash and, if applicable, such Publicly Traded Securities.

“Fundamental Change Company Notice” has the meaning specified in Section 8.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 8.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 8.01(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 8.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are specifically referred to herein to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Conversion Value” means $800.00.

“Initial Dividend Threshold” has the meaning specified in 9.03(d).

“Interest” means (i) Regular Interest, (ii) Contingent Interest, if any and (iii) Additional Interest, if any.

“Interest Payment Date” means (i) with respect to any payment of Interest other than Interest payable upon designation of an Extraordinary Dividend, each April 15 and October 15 of each year, beginning April 15, 2013 and (ii) with respect to Interest payable upon designation of an Extraordinary Dividend, the date specified by the Company’s Board of Directors for the payment of such Interest in accordance with Section 4.02(a)(ii).

“Investment Company Act” means the Investment Company Act of 1940 and any statutory successor thereto, in each case as amended from time to time.

“Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

“Last Reported Sale Price” of the Company’s Common Stock (or Public Acquiror Common Stock, if applicable) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Company’s Common Stock (or Public Acquiror Common Stock, if applicable) is traded. If the Company’s Common Stock (or Public Acquiror Common Stock, if applicable) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the last quoted bid price per share for the Company’s Common Stock (or Public Acquiror Common Stock, if applicable) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Company’s Common Stock (or Public Acquiror Common Stock, if applicable) is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices per share for the Company’s Common Stock (or Public Acquiror Common Stock, if applicable) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Majority Owned” means, with respect to an entity, that another entity has “beneficial ownership” (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total voting power of all shares of the first entity’s Capital Stock that are entitled to vote generally in the election of directors. “Majority Owner” has the correlative meaning.

“Make-Whole Effective Date” has the meaning specified in Section 9.07(b).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, determined after giving effect to any exceptions or to exclusions from such definition, but without regard to clause (a) of the proviso in clause (ii) of the definition of Change of Control Event.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity,” when used with respect to any Security, means the date on which the principal, Redemption Price or Fundamental Change Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date or Fundamental Change Repurchase Date, by declaration of acceleration or otherwise.

“Measurement Period” has the meaning specified in Section 9.01(a)(ii).

“Notice of Conversion” has the meaning specified in Section 9.02(d).

“Notice of Default” has the meaning specified in Section 10.01(f).

“Observation Period” means, with respect to any Security surrendered for conversion, (i) if the relevant Conversion Date occurs prior to July 15, 2042, the 20 consecutive Trading Day period beginning on and including the second Trading Day after such Conversion Date; (ii) if the relevant Conversion Date occurs on or after July 15, 2042, the 20 consecutive Trading Days beginning on and including the 22nd Scheduled Trading Day immediately preceding October 15, 2042; and (iii) with respect to any Conversion Date occurring after the date of issuance of a notice of redemption pursuant to Section 7.03, the 20 consecutive Trading Days beginning on and including the 22nd Scheduled Trading Day immediately prior to the applicable Redemption Date.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or any Vice President, the Chief Executive Officer or the Chief Financial Officer and by the Chief Legal and Administrative Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 6.05 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed or repurchased prior to the maturity thereof, notice of such redemption or repurchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and

(iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, Interest on or Redemption Price or Fundamental Change Repurchase Price of, any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

“Person” means any association, individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 Principal Amount and integral multiples thereof.

“Principal Amount” of a Security means the principal amount as set forth on the face of the Security.

“Public Acquiror Change of Control” means a Fundamental Change in which the acquiror has Public Acquiror Common Stock.

“Public Acquiror Common Stock” means, in reference to a Fundamental Change, any class of common stock of the acquiror in respect of such Fundamental Change that is traded on any U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such Fundamental Change. If an acquiror does not itself have a class of common stock satisfying the foregoing requirement, it shall be deemed to have Public Acquiror Common Stock if a corporation that directly or indirectly is the Majority Owner of the acquiror has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquiror Common Stock shall refer to such class of common stock.

“Publicly Traded Securities” means shares of common stock that are listed on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, with respect to a Change of Control Event, or which will be so listed when issued or exchanged in connection with such transaction or transactions.

“Purchase Agreement” means the Purchase Agreement, dated October 2, 2012, entered into by and among the Company and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the initial purchasers listed in Schedule A thereto, in connection with the sale of the Securities.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Record Date” means (i) with respect to any payment of Interest other than Interest payable upon designation of an Extraordinary Dividend, each April 1 and October 1 (whether or not a Business Day) and (ii) with respect to the payment of Interest payable upon designation of an Extraordinary Dividend, the record date specified by the Company’s Board of Directors for the payment of such Interest in accordance with Section 4.02(a)(ii).

“Regular Interest” has the meaning specified in Section 4.01(a).

“Redemption Date” shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 7 hereof.

“Redemption Price” has the meaning specified in Section 7.01.

“Reference Property” has the meaning specified in Section 9.08(a).

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Administration division (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of second paragraph Section 12.01 and Section 12.02 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” means a Global Security representing Restricted Securities.

“Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.05.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A Information” has the meaning specified in the Securities.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” shall mean a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning specified in the first paragraph of the Recitals of the Company.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Settlement Amount” has the meaning specified in Section 9.02(a).

“Spin-Off” has the meaning specified in Section 9.03(c).

“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security together with accrued and unpaid Interest, if any, is due and payable.

“Stock Price” means, with respect to the Company’s Common Stock in connection with a Make-Whole Fundamental Change, (i) if holders of Common Stock receive only cash in such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) if holders of Common Stock receive any consideration other than cash in such Make-Whole Fundamental Change, the average of the Last Reported Sales Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day preceding the effective date of such Make-Whole Fundamental Change.

“Stock Transfer Agent” means Computershare Limited or such other Person as may be designated by the Company as the transfer agent for the Common Stock.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Surviving Entity” has the meaning specified in Section 11.01(a).

“Tax Triggering Event” means the enactment of U.S. federal legislation, promulgation of Treasury regulations, issuance of a published ruling, notice, announcement or equivalent form of guidance by the Treasury or the Internal Revenue Service, or the issuance of a judicial decision if the Company receives an opinion of its nationally recognized tax counsel that, any such authority will have the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Securities, provided that such reduction, delay, or limit is material.

“Termination of Trading” means that the Company’s Common Stock or other common stock into which the Securities are convertible ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

“Trading Day” means a day on which (i) trading of the Company’s Common Stock generally occurs on the New York Stock Exchange, or if the Company’s Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Company’s Common Stock is then listed or, if the Company’s Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Company’s Common Stock is then traded, and (ii) a Last Reported Sale Price for the Company’s Common Stock is available on such securities exchange or market. If the Company’s Common Stock is not so listed or traded, “Trading Day” means any Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount of Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that are selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one such bid for $5,000,000 Principal Amount of Securities or, in the reasonable judgment of the Company’s Board of Directors, the bid quotations are not indicative of the secondary market value of the Securities, the Trading Price per $1,000 Principal Amount of the Securities will be determined by the Company’s Board of Directors based on a good faith estimate of the fair value of the Securities.

“Trading Price Condition” has the meaning specified in Section 9.01(a)(ii).

“Trigger Event” has the meaning specified in Section 9.03(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Upside Trigger” means $1,400 per $1,000 Principal Amount of Securities.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Valuation Period” has the meaning specified in 9.03(c).

“Volume-Weighted Average Price” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WLP Equity AOR” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Company’s Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). Volume-Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 12.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Company may fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 13.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05 Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including facsimile) to or with the Trustee at its applicable Corporate Trust Office; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including facsimile) and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Corporate Secretary.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, subject to the standard of care set forth in Article 12. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

Section 1.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act, if applicable, that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. As of the Issue Date, this Indenture is not subject to, or required to become subject to, the Trust Indenture Act.

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE COMPANY, THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Trustee and the Company agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan, in The City of New York, in any action or proceeding arising out of or relating to this Indenture or the Securities.

Section 1.13 Legal Holiday. In any case where the Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on at the Stated Maturity. If any Interest Payment Date, the Stated Maturity or any earlier Fundamental Change Repurchase Date of a Security falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no Interest on such payment will accrue in respect of the delay.

Section 1.14 No Recourse Against Others. None of the Company’s, or any successor entity’s, direct or indirect shareholder, employees, officers or directors, as such, past, present or future, shall have any personal liability in respect of the obligations of the Company under the Indenture or the Securities solely by reason of his or its status as such shareholder, employee, officer or director.

Section 1.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.16 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 1.17 Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or Portable Document Format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1.18 Calculations. Except as otherwise provided herein, the Company or its agents (other than the Trustee) will be responsible for making all calculations and determinations called for under the Indenture and the Securities. The Company or its agents (other than the Trustee) will make all such calculations and determinations in good faith and, absent manifest error, its calculations and determinations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations and determinations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder. The Trustee (including in its capacities as Paying Agent, Security Registrar and Conversion Agent) shall have no responsibility to make any calculations or to determine if the Securities may be converted, repurchased or redeemed, or whether contingent interest is due or payable.

ARTICLE 2.

SECURITY FORMS

Section 2.01 Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article 2. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02 Form of Face of Security. INCLUDE IF SECURITY IS A RESTRICTED SECURITY—THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR

OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (I) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (II) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO WELLPOINT, INC. OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (II)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE ACQUIRER ALSO REPRESENTS THAT EITHER (I) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE DEBENTURES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY SIMILAR LAW OR (II) THE PURCHASE AND HOLDING OF THE DEBENTURES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES BY IT WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW. THE ACQUIRER AGREES THAT ANY PURPORTED ACQUISITION OR HOLDING OF ANY DEBENTURE OR COMMON STOCK BY IT THAT DOES NOT COMPLY WITH THE FOREGOING SHALL BE NULL AND VOID AB INITIO.

INCLUDE IF SECURITY IS A GLOBAL SECURITY — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INCLUDE IN ALL SECURITIES — THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 6.15 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF A SECURITY AGREES, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS OF THE COMPANY SUBJECT TO UNITED STATES TREASURY REGULATIONS SECTION 1.1275-4 (THE “CONTINGENT DEBT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY COMMON STOCK BENEFICIALLY RECEIVED UPON CONVERSION AS A CONTINGENT PAYMENT, (II) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO SUCH HOLDER’S SECURITIES AND (III) TO USE SUCH “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” IN DETERMINING INTEREST ACCRUALS WITH RESPECT TO SUCH HOLDER’S SECURITIES AND IN DETERMINING ADJUSTMENTS THERETO. A HOLDER OF SECURITIES MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: WELLPOINT, INC., 120 MONUMENT CIRCLE, INDIANAPOLIS, INDIANA 46204, ATTENTION: INVESTOR RELATIONS.

2.750% Senior Convertible Debentures due 2042

No.	CUSIP NO. 94973V BD8	U.S. $

WellPoint, Inc., a corporation duly organized and validly existing under the laws of the State of Indiana (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] ($[•]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on [•], 2042. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The issue date of this Security is October 9, 2012.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Security under certain circumstances and provisions giving the Holder the right to convert this Security into Common Stock of the Company and to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WELLPOINT, INC.

By:
Authorized Signatory

Section 2.03 Form of Reverse of Security.

WELLPOINT, INC.

2.750% Senior Convertible Debentures due 2042

This Security is one of a duly authorized issue of Securities of the Company, designated as its 2.750% Senior Convertible Debentures due 2042 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of October 9, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

Interest. The Securities will bear Regular Interest at a rate of 2.750% per year, payable semi-annually in arrears on April 15 and October 15 of each year beginning on April 15, 2013. In addition to Regular Interest, the Securities will also bear Contingent Interest (i) beginning with the semi-annual interest period commencing on October 15, 2022, during any semi-annual interest period in which the average Trading Price of the Securities for the 10 Trading Day period immediately preceding the first day of such semi-annual period is greater than or equal to $1,400 per $1,000 Principal Amount of the Securities, at a rate per annum of 0.50% of such average Trading Price, (ii) beginning with the semi-annual interest period commencing on October 15, 2022, during any semi-annual interest period in which the average Trading Price of the Securities for the 10 Trading Day period immediately preceding the first day of such semi-annual period is less than or equal to a threshold that will initially be set at $780 per $1,000 Principal Amount of the Securities and that will increase over time in accordance with the Indenture, at a per annum rate of 0.25% of such average Trading Price and (iii) at any time that Securities are outstanding in the event that the Company pays an extraordinary cash dividend or extraordinary distribution to holders of the Company’s Common Stock that the Company’s Board of Directors designates as payable to Holders of the Securities. Pursuant to Section 10.03 of the Indenture, in certain circumstances, the Holders shall be entitled to receive Additional Interest.

Ranking. The Securities are unsecured and unsubordinated obligations of the Company equal in right of payment to the Company’s existing and future unsecured and unsubordinated indebtedness and effectively junior in right of payment to all secured indebtedness to the extent of the value of the assets securing such indebtedness of the Company. The Securities will also be structurally subordinated to all indebtedness and other liabilities of the Subsidiaries of the Company.

Redemption at the Option of the Company. No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, (i) at any time commencing on October 20, 2022 at the option of the Company if the Last Reported Sale Price of the Company’s Common Stock has been greater than or equal to 150% of Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period prior to the date on which the Company provides notice of redemption and (ii) on or prior to October 15, 2013, if certain U.S. federal tax legislation, regulations or rules are enacted or are issued. The redemption price (the “Redemption Price”) for any such redemption is equal to (a) in the case of a redemption described in clause (i) above, 100%, expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid Interest to, but excluding, the Redemption Date and (b) in the case of a redemption described in clause (ii) above, 101.5%, expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid Interest to, but excluding, the Redemption Date and, if the Conversion Value of the Securities being redeemed exceeds their Initial Conversion Value, 80% of the amount determined by subtracting the Initial Conversion Value of the Securities being redeemed from their Conversion Value.

Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the Principal Amount plus accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), which Fundamental Change Repurchase Price will be paid in cash; provided that the Company may elect (which election shall be irrevocable), subject to the satisfaction of certain conditions described in the Indenture, to pay all or a portion of the Fundamental Change Repurchase Price in Common Stock, Acquiror Securities or a combination thereof. The number of shares of Common Stock or Acquiror

Securities that a Holder will receive will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in shares of Common Stock or Acquiror Securities, as applicable, by (ii) 95% of the average Last Reported Sale Price of the shares of Common Stock or Acquiror Securities, as applicable, for the five Trading Day period immediately preceding and including the third Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to adjustment as described in the Indenture.

Withdrawal of Repurchase Notice and Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Payment of Redemption Price, Repurchase Price and Fundamental Change Repurchase Price. If cash or, if permitted under the Indenture, Common Stock, Acquiror Securities or any combination of the foregoing, sufficient to pay the Redemption Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be redeemed or repurchased on a Redemption Date or on a Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, such Securities will cease to be outstanding and Interest will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date or Fundamental Change Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Repurchase Price, and previously accrued and unpaid Interest, as the case may be, upon surrender of such Security).

Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 9 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into, subject to Section 9.01 of the Indenture, cash and shares of Common Stock, if any, at the Conversion Rate. The initial Conversion Rate is 13.2319 shares of Common Stock per $1,000 Principal Amount of Securities, subject to adjustment in certain events described in the Indenture. Upon conversion, the Company shall deliver, for each $1,000 principal amount of Securities being converted, cash and shares of Common Stock, if any, equal to the Settlement Amount in accordance with the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

If an Event of Default shall occur and be continuing, the Principal Amount plus Interest through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the

Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the Principal Amount, Redemption Price or Fundamental Change Repurchase Price hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Redemption Price or Fundamental Change Repurchase Price of, and Interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)	☐ to the Company or a subsidiary thereof; or

(2)	☐ to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE

IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE: To be executed by an executive officer.

CONVERSION NOTICE

If you want to convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Section 2.04 Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By
Authorized Signatory

Section 2.05 Legend on Restricted Securities. During the period beginning on the Issue Date and ending on the date one year from such date, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.05. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Sections 3.05 and 3.09, the Trustee shall not issue any unlegended Security until it has received an Officers’ Certificate in the form of Exhibit C attached hereto from the Company directing it to do so.

ARTICLE 3.

THE SECURITIES

Section 3.01 Title and Terms; Payments. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $1,500,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06, 7.06, 8.05 or 15.06.

The Securities shall be known and designated as the “2.750% Senior Convertible Debentures due 2042” of the Company. The Principal Amount shall be payable at the Stated Maturity.

The Securities shall not have the benefit of a sinking fund.

The Principal Amount of and Interest on Global Securities registered in the name of the Depositary or its nominee shall be paid by wire transfer in immediately available funds to the Depositary or its nominee, as applicable.

The Principal Amount of Physical Securities shall be payable at the office or agency of the Company maintained for such purpose. Interest on Physical Securities will be payable either by check mailed to such Holders or, upon application by a Holder to the Paying Agent not later than the relevant Record Date for such Interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Paying Agent to the contrary in writing.

Section 3.02 Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 above that amount.

Section 3.03 Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President or one of its Vice Presidents.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.04 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends on the face of such Securities as set forth in Section 2.02.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 6.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.

Section 3.05 Registration; Registration of Transfer and Exchange; Restrictions on Transfer. (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 6.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 6.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.09).

At the option of the Holder and subject to the other provisions of this Section 3.05 and to Section 3.09, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

Except as provided in the following sentence and in Section 3.09, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 not involving any transfer.

Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) during the period beginning at the opening of business 15 days before the mailing of a notice of redemption to all Holders of Securities to be redeemed and ending at the close of business on the date on which a notice of redemption is mailed to all Holders of Securities to be redeemed, (ii) after any notice of redemption has been given to Holders, except that where such notice provides that such Security is to be redeemed only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (iii) that has been surrendered for conversion or (iv) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

(b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.05(b) or Section 3.09. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 3.05 and by Sections 2.02, 2.05 and 3.09 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers’ Certificate stating that such Restricted Security has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers’ Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05.

As used in the preceding two paragraphs of this Section 3.05, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

(c) Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

(d) Notwithstanding the foregoing, during the period of one year after the Issue Date, the Company shall not, and shall not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them.

(e) None of the Trustee, the Paying Agent, the Conversion Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) None of the Trustee, the Paying Agent, the Conversion Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Paying Agent, the Conversion Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent, the

Conversion Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent, the Conversion Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.

Section 3.08 Book-Entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.09. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section 10.02 and the Trustee requests that Physical Securities be issued or (C) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

(e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by paragraph (c) of Section 3.09, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

(f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 3.09 Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 9 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

(i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

(b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(c) General. By its acceptance of any Security bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 3.10 CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or other similar numbers.

ARTICLE 4.

INTEREST

Section 4.01 Generally.

(a) Regular interest (“Regular Interest”) shall accrue on the Securities from October 9, 2012 at a rate of 2.750% per annum until the principal thereof is paid or made available for payment. Regular Interest shall be payable semi-annually in arrears on April 15 and October 15 of each year, commencing April 15, 2013.

(b) Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular interest rate (inclusive of any Contingent Interest or Additional Interest payable with respect to the Securities) is applicable, on the basis of a 360-day year of twelve 30- day months and (ii) for any period for which a particular interest rate (inclusive of any Contingent Interest or Additional Interest payable with respect to the Securities) is applicable shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(c) Except as otherwise provided in this Section 4.01(c), a Holder of any Securities at the close of business on a Record Date shall be entitled to receive Interest on such Securities on the corresponding Interest Payment Date.

(i) A Holder of any Securities as of a Record Date that are converted after the close of business on such Record Date and prior to the opening of business on the corresponding Interest Payment Date shall be entitled to receive Interest on the principal amount of such Securities, notwithstanding the conversion of such Securities prior to such Interest Payment Date. However, a Holder that surrenders any Securities for conversion between the close of business on a Record Date and the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the Interest payable by the Company with respect to such Securities on such Interest Payment Date at the time such Holder surrenders such Securities for conversion, provided, however, that this sentence shall not apply to a Holder that converts Securities:

(A) in respect of which the Company has given notice of redemption pursuant to Section 7.03 on a Redemption Date that is after the relevant Record Date and on or prior to the third Scheduled Trading Day after the relevant Interest Payment Date;

(B) in respect of which the Company has specified a Fundamental Change Repurchase Date that is after the relevant Record Date and on or prior to the relevant Interest Payment Date; or

(C) following the Record Date for the payment of Regular Interest on October 15, 2042.

Accordingly, a Holder that converts Securities under any of the circumstances described in clauses (A), (B) or (C) above will not be required to pay to the Company an amount equal to the Interest payable by the Company with respect to such Securities on the relevant Interest Payment Date.

(ii) Notwithstanding any other provision of this Section 4.01(c), any Interest payable on a Redemption Date that falls between the close of business on a Record Date and the close of business on the corresponding Interest Payment Date shall be payable to the Holder of the Securities being redeemed as provided in Section 7.01(b) and shall not be payable to the Holder on the Record Date immediately preceding such redemption. The payment of such Interest to the Holder of the Securities being redeemed as provided in Section 7.01(b) shall be deemed to satisfy the Company’s obligations in respect of such Interest.

(iii) Notwithstanding any other provision of this Section 4.01(c), any Interest payable on a Fundamental Change Repurchase Date that falls between the close of business on a Record Date and the close of business on the corresponding Interest Payment Date shall be payable to the Holder of the Securities being repurchased as provided in Section 8.01(a) and shall not be payable to the Holder on the Record Date immediately preceding such redemption. The payment of such Interest to the Holder of the Securities being repurchased as provided in Section 8.01(a) shall be deemed to satisfy the Company’s obligations in respect of such Interest.

Section 4.02 Contingent Interest. (a) Contingent interest on the Securities (“Contingent Interest”) shall accrue and the Company shall pay such Contingent Interest to the Holders as follows:

(i) beginning with the six-month interest payment period commencing October 15, 2022:

(A) during any six-month interest payment period with respect to which the average Trading Price for the 10 Trading Days immediately preceding the first day of such six-month interest payment period is greater than or equal to the Upside Trigger, in which case the Contingent Interest payable on each $1,000 Principal Amount for such six-month interest payment period shall be equal to 0.50% per annum of the average Trading Price for the 10 Trading Days immediately preceding the first day of such six-month interest payment period;

(B) during any six-month interest payment period with respect to which the average Trading Price for the 10 Trading Days immediately preceding the first day of such six-month interest payment period is less than or equal to the Downside Trigger, in which case the Contingent Interest payable on each $1,000 Principal Amount for such six-month interest payment period shall be equal to 0.25% per annum of the average Trading Price for the 10 Trading Days immediately preceding the first day of such six-month interest payment period; and

(ii) at any time Securities are outstanding, upon the declaration by the Company’s Board of Directors of an extraordinary cash dividend or extraordinary distribution to all or substantially all holders of the Company’s Common Stock that the Company’s Board of Directors designates as payable with respect to the Securities (an “Extraordinary Dividend”), in which case (A) Contingent Interest will be payable on the same date as, and in an amount equal to, the dividend or distribution that a Holder would have received had such Holder converted its Securities immediately prior to the record date for the payment of the corresponding dividend or distribution to holders of the Company’s Common Stock and (B) the record date for such Interest shall be the same as the record date for the payment of the corresponding Extraordinary Dividend to holders of the Company’s Common Stock.

(b) The Company shall have no obligation to determine the Trading Price of the Securities or to request the Bid Solicitation Agent to determine the Trading Price of the Securities unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price of the Securities is greater than or equal to the Upside Trigger or is less than or equal to the Downside Trigger, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is less than the Upside Trigger or is greater than the Downside Trigger, as applicable.

Section 4.03 Trustee’s and Bid Solicitation Agent’s Responsibilities in Respect of Contingent Interest. The Bid Solicitation Agent’s sole responsibility pursuant to Section 4.02 shall be to obtain the Trading Price of the Securities for each of the 10 Trading Days immediately preceding the first day of the applicable six-month interest payment period and to provide such information to the Company. The Company shall determine whether Holders are entitled to receive Contingent Interest, and if so, provide written notice to the Trustee and issue a press release as required by Section 4.05. Notwithstanding any term contained in this Indenture or any other document to the contrary neither the Trustee nor the Bid Solicitation Agent shall have any responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.

Section 4.04 Payment of Contingent Interest. Subject to Section 4.01 hereof, Contingent Interest for any six-month interest payment period shall be paid on the applicable Interest Payment Date to the Holder in whose name any Security is registered on the Security Register at the corresponding Record Date. Contingent Interest due under this Article 4 shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.

Section 4.05 Contingent Interest Notification. By the third Business Day of a six-month interest payment period for which Contingent Interest specified in Section 4.02(a)(i) will be paid, the Company will disseminate a press release through Reuters Economic Services and Bloomberg Business News stating that Contingent Interest will be paid on the Securities and identifying such six-month interest payment period as the six-month interest payment period for which such Contingent Interest will be paid. By the third Business Day following the designation by the Company’s Board of Directors of an extraordinary cash dividend or distribution as an Extraordinary Dividend pursuant to Section 4.02(a)(ii), the Company will disseminate a press release through Reuters Economic Services and Bloomberg Business News stating that Contingent Interest will be paid on the Securities and identifying the Record Date for the payment of such Contingent Interest and the amount of such Extraordinary Dividend payable with respect to each share of the Company’s Common Stock.

ARTICLE 5.

RANKING

[Reserved]

ARTICLE 6.

COVENANTS

Section 6.01 Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.

Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 11:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal of and Interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 6.02 Maintenance of Office or Agency. The Company shall maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the applicable Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 6.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 12.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 6.04 Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.04, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 6.04 shall be held uninvested and without any liability for interest.

Section 6.05 Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

Section 6.06 Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 6.07 Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of Securities or any Common Stock issuable on conversion thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial Securityholder or any such Common Stock, in each case which continue to be Restricted Securities, in connection with any sale thereof and any prospective Purchasers of Securities or such Common Stock from such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 6.08 Resale of Certain Securities. During the period beginning on the Issue Date and ending on the date that is one year from the Issue Date, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 6.09 Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

Section 6.10 Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 10.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (1) the amount of such Additional Interest that is payable and (2) the date on which such Additional Interest is payable. Additional Interest payable in accordance with Section 10.03 shall be payable in arrears on each Interest Payment Date following accrual in the same manner as Regular Interest on the Securities; provided that in no event will the rate of any Additional Interest payable exceed a total rate of 0.50% per annum. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.11 Commission Filings And Reports. The Company shall file with the Trustee within 45 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 6.11 as of the time such documents are filed via the EDGAR system; provided that the Trustee shall have no responsibility to determine whether such filing has occurred. Delivery of the reports and documents described above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 6.12 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13 Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company to the Internal Revenue Service and the Holders of the Securities.

Section 6.14 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.15 Tax Treatment of the Securities. The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed, for United States federal income tax purposes, (a) to treat the Securities as indebtedness of the Company subject to United States Treasury regulations section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat the Fair Market Value of any Common Stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment, (b) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Debt Regulations, with respect to the Securities and (c) to use such “comparable yield” and “projected payment schedule” in determining interest accruals with respect to such Holder’s Securities and in determining adjustments thereto. A Holder of Securities may obtain the amount of original issue discount, issue price, issue date, yield to maturity, comparable yield and the projected payment schedule by submitting a written request for such information to: WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Investor Relations.

ARTICLE 7.

REDEMPTION

Section 7.01 Right to Redeem; Notices to Trustee.

(a) The Securities may be redeemed in whole or in part at the option of the Company:

(i) on or prior to October 15, 2013, if any Tax Triggering Event has occurred; and

(ii) on or after October 20, 2022, if the Last Reported Sale Price of the Company’s Common Stock has been greater than or equal to 150% of Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period prior to the date on which the Company provides notice of redemption.

(b) The redemption price at which the Securities are redeemable (the “Redemption Price”) shall be payable in cash and shall be equal to:

(i) in the case of a redemption pursuant to Section 7.01(a)(i), 101.5% of the Principal Amount of the Securities being redeemed plus (A) accrued and unpaid Interest to, but excluding, the Redemption Date and (B) if the Conversion Value as of the Redemption Date of the Securities being redeemed exceeds their Initial Conversion Value, 80% of the amount determined by subtracting the Initial Conversion Value of such Securities from their Conversion Value as of the Redemption Date; or

(ii) in the case of a redemption pursuant to Section 7.01(a)(ii), 100% of the Principal Amount of Securities to be redeemed, together with accrued and unpaid Interest to, but excluding, the Redemption Date; provided, however, that if Securities are redeemed on any Interest Payment Date, the Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Record Date.

(c) The Company may not redeem any Securities unless all accrued and unpaid Interest thereon has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date.

(d) Except as provided in this Section 7.01, the Securities shall not be redeemable by the Company.

Section 7.02 Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of the New York Stock Exchange or any stock exchange on which the Securities are then listed, as applicable). The Trustee shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to Section 7.03 from Outstanding Securities not previously called for redemption.

Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 7.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed.

The notice shall specify the Securities to be redeemed and shall state:

(i)	the Redemption Date;

(ii)	the Redemption Price;

(iii)	the Conversion Price;

(iv)	the name and address of the Paying Agent and Conversion Agent;

(v)	that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(vi)	that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

(vii)	that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(viii)	if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if such Securities are held other than in global form) and Principal Amounts of the particular Securities to be redeemed;

(ix)	that, unless the Company defaults in making payment of such Redemption Price, Interest will cease to accrue on and after the Redemption Date; and

(x)	the CUSIP number of the Securities.

At the Company’s written request delivered at least 15 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.

Section 7.04 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 7.05 Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 9. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 7.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Securities during a period of 15 days before the mailing of a notice of redemption or (ii) register the transfer of, or exchange any, Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

ARTICLE 8.

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Section 8.01 Repurchase at Option of Holders Upon a Fundamental Change.

(a) Generally. If a Fundamental Change occurs at any time, then each Securityholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof that is a multiple of $1,000 Principal Amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the Principal Amount thereof, together with accrued and unpaid Interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if Securities are repurchased pursuant to this Section 8.01 on any Interest Payment Date, the Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Record Date.

Repurchases of Securities under this Section 8.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Securities prior to the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 8.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Securities to be delivered for repurchase;

(B) the portion of the Principal Amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and the Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 8.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 8.03 below.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) whether the Company will pay the Fundamental Change Repurchase Price in cash, shares of the Company’s Common Stock, Acquiror Securities or a combination thereof, specifying the percentage of each;

(ix) if applicable, that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 8.03; and

(x) the procedures that Holders must follow to require the Company to repurchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Securityholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 8.01.

(c) No Payment During Events of Default. There shall be no repurchase of any Securities pursuant to this Section 8.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(d) Payment of Fundamental Change Repurchase Price. The Securities to be repurchased pursuant to this Section 8.01 shall be paid for in cash; provided that if a Fundamental Change occurs as a result of a Change of Control Event and no Event of Default has occurred and is continuing, the Securities to be repurchased may be paid for, in whole or in part, at the election of the Company, in (i) shares of the Company’s Common Stock that are Publicly Traded Securities, (ii) shares of Capital Stock of an acquiror of the Company that are Publicly Traded Securities (“Acquiror Securities”) or (iii) any combination of cash or the shares specified in clauses (i) or (ii), in each case subject to the conditions set forth in paragraph (e) below.

(e) Conditions for Election to Pay Fundamental Change Repurchase Price in Common Stock or Acquiror Securities. If the Company elects to pay all or any portion of the Fundamental Change Repurchase Price in shares of Common Stock or in Acquiror Securities, the number of shares of Common Stock or Acquiror Securities to be paid will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in such shares of Common Stock or Acquiror Securities by (ii) 95% of the average of the Last Reported Sale Price of such shares of Common Stock or Acquiror Securities, as applicable, for the five Trading Day period immediately preceding but ending on the third Trading Day immediately preceding the Fundamental Change Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Fundamental Change Repurchase Date, of any event described in Section 9.03. The Company shall designate, in the Fundamental Change Company Notice delivered pursuant to Section 8.01(b) above, whether it will repurchase the Securities for cash, shares of Common Stock or Acquiror Securities or, if a combination thereof, the percentages of the Fundamental Change Repurchase Price in respect of which it will pay cash, shares of Common Stock and Acquiror Securities; provided that the Company will pay cash for fractional interests in shares of Common Stock and Acquiror Securities.

For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to this Section 8.01 shall receive the same percentages of cash, shares of Common Stock and Acquiror Securities in payment of the Fundamental Change Repurchase Price for such Securities, except with regard to the payment of cash in lieu of fractional shares of Common Stock or Acquiror Securities. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Fundamental Change Company Notice to Holders except in the event of a failure to satisfy, prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock or Acquiror Securities.

The Company shall, at least three Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers’ Certificate to the Trustee specifying:

(i) the manner of payment selected by the Company,

(ii) the information required by the Fundamental Change Company Notice pursuant to Section 8.01(b),

(iii) if the Company elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in shares of Common Stock or Acquiror Securities, that the conditions to such manner of payment set forth in this Section 8.01(e) have been or will be complied with, and

(iv) whether the Company desires the Trustee to give the Fundamental Change Company Notice required by Section 8.01(b).

The Company’s right to exercise its election to repurchase Securities through the delivery of shares of Common Stock or Acquiror Securities shall be conditioned upon:

(A) the Company’s giving a timely Fundamental Change Company Notice containing an election to purchase all or a specified percentage of the Securities with shares of Common Stock or Acquiror Securities as provided herein;

(B) the registration of such shares of Common Stock or Acquiror Securities under the Securities Act and, if required, the Exchange Act, or an exemption therefrom;

(C) the listing of such shares of Common Stock or Acquiror Securities on a United States national securities exchange or the quotation of such shares of Common Stock or Acquiror Securities in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock or Acquiror Securities, as applicable, are then listed on a national securities exchange or quoted in an inter-dealer quotation system;

(D) any necessary qualification or registration of such shares of Common Stock or Acquiror Securities under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(E) the receipt by the Trustee of (1) an Officers’ Certificate stating that the terms of the issuance of the shares of Common Stock or Acquiror Securities are in conformity with this Indenture, (2) an Opinion of Counsel to the effect that the shares of Common Stock or Acquiror Securities to be delivered in payment of the Fundamental Change Repurchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and (3) an Officers’ Certificate, stating that the conditions to the issuance of the shares of Common Stock or Acquiror Securities have been satisfied.

Such Officers’ Certificate shall also set forth the Last Reported Sale Price of a share of Common Stock or Acquiror Securities, as applicable, on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the third Business Day prior to the applicable Fundamental Change Repurchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and the Company has elected to repurchase the Securities through the issuance of shares of Common Stock or the delivery of Acquiror Securities, the Company shall pay the entire Fundamental Change Repurchase Price of the Securities in cash.

Promptly after determination of the actual number of shares of Common Stock or Acquiror Securities to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information required by the Fundamental Change Company Notice or shall publish the information on the Company’s website or through such other public medium as the Company may use at that time.

All shares of Common Stock and Acquiror Securities delivered upon repurchase of the Securities shall be duly authorized, validly issued, fully paid and nonassessable.

If a Holder of a repurchased Security is paid in shares of Common Stock or Acquiror Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax that is due because the Holder requests that the Common Stock or Acquiror Securities be issued in a name other than the Holder’s name. The Trustee (or other Paying Agent appointed by the Company) may refuse to deliver the certificates representing the shares of Common Stock or Acquiror Securities being issued in a name other than the Holder’s name until the Trustee (or other Paying Agent appointed by the Company) receives a sum sufficient to pay any tax that will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 8.02 Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 8.01(a), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 8.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 8.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 8.01(b).

Section 8.03 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii) the principal amount, if any, of such Securities that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Securities are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

Section 8.04 Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock or Acquiror Securities, if permitted hereunder, sufficient to pay the Fundamental Change Repurchase Price, of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash, Common Stock or Acquiror Securities made pursuant to this Section 8.04. If the Paying Agent holds cash, Common Stock or Acquiror Securities sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture as of 11:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, then immediately following the Fundamental Change Repurchase Date, (a) such Security will cease to be outstanding and Interest will cease to accrue thereon and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid Interest upon delivery or transfer of such Security).

Section 8.05 Securities Repurchased in Whole or in Part. Any Security that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

Section 8.06 Covenant to Comply With Securities Laws Upon Repurchase of Securities. In connection with any offer to repurchase Securities under Section 8.01 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 8.01 to be exercised in the time and in the manner specified in Section 8.01.

Section 8.07 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash, Common Stock and/or Acquiror Securities deposited by the Company pursuant to Section 8.04 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 9.

CONVERSION

Section 9.01 Conversion Obligation.

(a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time following the Issue Date of the Securities hereunder through the close of business on the third Scheduled Trading Day immediately prior to the Stated Maturity to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or an integral multiple thereof at the rate per $1,000 Principal Amount of such Security (the “Conversion Rate”) then in effect, (x) on or after April 15, 2042, without regard to the conditions described in clauses (i) through (v) below and (y) prior to the close of business on the Business Day immediately preceding April 15, 2042, only upon the satisfaction of any of the following conditions:

(i) A Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after the fiscal quarter ending on December 31, 2012 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall notify the Trustee and the Conversion Agent in writing promptly after the Securities shall become convertible during any fiscal quarter.

(ii) A Holder may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 9.01(a)(ii), for each Trading Day of the measurement period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate (“Trading Price Condition”). For purposes of this Section 9.01(a)(ii), if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer as required by the definition of Trading Price, then the Trading Price per $1,000 Principal Amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Company does not instruct the Bid Solicitation Agent to obtain bids when required, the trading price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price on each day that the Company fails to do so. In connection with any conversion in accordance with this Section 9.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request to the Bid Solicitation Agent unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate and such Holder requests that the Company require the Bid Solicitation Agent to determine the Trading Price. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If and when the Trading Price per $1,000 principal amount of Securities, for each day of the Measurement Period is less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company will notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If at any time thereafter, the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company will also notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(iii) A Holder may surrender its Securities for conversion if the Company calls such Securities for redemption as provided in Article 7, at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time, after which time the Holder’s right to convert its Securities pursuant to this Section 9.01 will expire unless the Company defaults in the payment of the Redemption Price.

(iv) In the event that the Company elects to:

(A) issue to all or substantially all holders of Common Stock rights, options or warrants, entitling them to subscribe for or purchase Common Stock, for a period expiring not more than 45 calendar days after the announcement date of such issuance, at a price per share equivalent that is less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Stock assets, debt securities or other rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors, in good faith, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in each case, the Company shall notify the Holders, in the manner provided in Section 1.06, at least 15 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date for such issuance or distribution or the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time.

(v) If the Company is party to a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to purchase the Securities, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the assets of the Company, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Securities may be surrendered for conversion at any time from or after the date which is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction or event (or, if later, the Business Day after the Company gives notice of such transaction or event) until the earlier of (x) 30 Trading Days after the actual effective date of such transaction or event (or, if such transaction or event also constitutes a Fundamental Change, the related Fundamental Change Repurchase Date) and (y) the date the Company announces the transaction or event will not take place. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in the manner provided in Section 1.06, (i) as promptly as practicable following the date the Company publicly announces such transaction or event but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or event or (ii) if the Company does not have knowledge of such transaction or event at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or event, within three Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction or event, but in no event later than the actual effective date of such transaction or event.

The initial Conversion Rate (subject to adjustment as provided in this Indenture) is 13.2319 shares of Common Stock per $1,000 Principal Amount.

Section 9.02 Conversion Procedure.

(a) Upon conversion of any Security, subject to this Section 9.02 and Sections 9.01 and 9.08, the Company will deliver to Holders in respect of each $1,000 Principal Amount of Securities tendered for conversion a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Observation Period (the “Settlement Amount”).

The “Daily Settlement Amount” for each of the 20 Trading Days during the Observation Period shall consist of:

(i) cash equal to the lesser of $50 and the Daily Conversion Value; and

(ii) to the extent the Daily Conversion Value exceeds $50, at the Company’s election, either (A) cash equal to the amount by which the Daily Conversion Value exceeds $50 or (B) a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and $50, divided by (y) the Volume-Weighted Average Price for such Trading Day.

The “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Volume-Weighted Average Price of the Common Stock on such Trading Day.

(b) If any adjustment to the Conversion Rate or conversion of Securities pursuant to this Article 9 would require the Company to issue shares of Common Stock in excess of the amount permitted by applicable listing standards of the New York Stock Exchange to be issued without approval by the Company’s shareholders, the Company shall either (i) obtain the approval of its shareholders with respect to such issuance or (ii) in lieu of delivering shares of Common Stock in excess of such limitations, pay cash on a pro rata basis to the Holders of Securities being converted in an amount per share of Common Stock equal to the Last Reported Sale Price for the Company’s Common Stock on the Trading Day immediately prior to the date when such shares would otherwise be required to be delivered to converting Holders.

(c) For purposes of this Section 9.02, and notwithstanding the definition contained in Section 1.01, the term “Trading Day” shall mean a day during which (A) there is no Market Disruption Event and (B) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the other principal U.S. national or regional securities exchange on which the Common Stock is listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock (or other security for which a Volume-Weighted Average Price must be determined for purposes of this Section 9.02) is not so listed or admitted for trading, then for purposes of this Section 9.02, “Trading Day” shall mean a Business Day.

(d) Before any Holder of a Security shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 9.02(k) and, if required pursuant to Section 9.02(h), pay all stamp, transfer or similar taxes or duties, if any, in connection with such conversion and (2) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Security (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Company’s conversion obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required pursuant to Section 9.02(h), pay all stamp, transfer or similar taxes or duties, if any, in connection with such conversion, and (D) if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 9.02(k). No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 8.03.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the Company’s conversion obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) A Security shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in clause (d); provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion will become the Holder of record of such shares as of the close of business on the last Trading Day of the relevant Observation Period.

(f) Payment of the cash and shares of Common Stock, if any, pursuant to Section 9.02(a) in satisfaction of the Company’s conversion obligation shall be made by the Company in no event later than the third Business Day immediately following the last Trading Day of the Observation Period. The Company shall deliver cash in lieu of any fractional share of Common Stock issuable in connection with payment of the Settlement Amount (based on the Volume-Weighted Average Price for the final Trading Day of the Observation Period), provided that record ownership shall be determined as set forth in Section 9.02(e) above.

(g) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(h) If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name of other than the Holder’s name, in which case the Holder will pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(i) Except as provided in Section 9.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article 9.

(j) Upon the conversion of an interest in a Global Security, the Trustee shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of any Security effected through any Conversion Agent other than the Trustee.

(k) Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid Interest except as set forth below. The Company’s settlement of the conversion obligation as described above shall be deemed to satisfy its obligation to pay the Principal Amount of the Security and accrued and unpaid Interest to, but not including, the Conversion Date. As a result, accrued and unpaid Interest to, but not including, the

Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Securities, accrued and unpaid Interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the preceding sentence, payments in respect of accrued and unpaid Interest on Securities converted after the close of business on a Record Date and prior to the opening of business on the related Interest Payment Date shall be governed by the provisions of Section 4.01 hereof. Except as described above, no payment or adjustment will be made for accrued interest on converted Securities.

Section 9.03 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Conversion Rate shall not be adjusted if Holders of the Securities participate, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Securities, in any of the transactions described in this Section 9.03 without having to convert their Securities and as if they held the full number of shares of the Company’s Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Securities held by such Holder divided by $1,000:

(a) In case the Company shall issue solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the outstanding Common Stock, or shall effect a share split into a greater number of shares of Common Stock or a share combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0 =

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or the effective date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date fixed for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 9.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, split or combination had not been declared.

(b) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights, options or warrants (other than rights issued pursuant to a shareholder rights plan) entitling them (for a period expiring within 45 calendar days after the announcement date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Such adjustment shall be successively made whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are announced but not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 9.03(a)), evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire Capital Stock or other securities (including securities, but excluding dividends and distributions covered by Section 9.03(a), 9.03(b), 9.03(d) or 9.08) (any of such shares of Capital Stock, indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company or rights, options or warrants to acquire Capital Stock or other securities hereinafter in this Section 9.03(c) called the “Distributed Property”), then, in each such case other than a Spin-Off the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 =

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock as of the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such dividend or distribution is declared but not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of a Security shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as Holders of Common Stock, the amount and kind of the Company’s Capital Stock, evidences of indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 9.03(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used above in computing the average of the Last Reported Sale Prices of the Common Stock.

With respect to an adjustment pursuant to this Section 9.03(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of the Last Reported Sale Price as if references therein to the Company’s Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion (or calculation of a Daily Settlement Amount in respect of a conversion occurring before the Ex-Dividend Date of any Spin Off) during the Valuation Period, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date or the date of such calculation of a Daily Settlement Amount in determining the applicable Conversion Rate.

Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.03 (and no adjustment to the Conversion Rate under this Section 9.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.03(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.03 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 9.03(c) and Sections 9.03(a) and 9.03(b), any dividend or distribution to which this Section 9.03(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for, purchase or convert into shares of Common Stock to which Section 9.03(a) and/or Section 9.03(b) applies, shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants to which Section 9.03(a) or 9.03(b) applies (and any Conversion Rate adjustment required by this Section 9.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants to which Section 9.03(a) or 9.03(b) applies (and any further Conversion Rate adjustment required by Sections 9.03(a) and 9.03(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted for the “Ex-Dividend Date,” the “the Ex-Dividend Date or effective date,” and “the Ex-Dividend Date for such issuance” within the meaning of Sections 9.03(a) and 9.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such Ex-Dividend Date or effective date” within the meaning of Section 9.03(a).

(d) In case the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock other than (1) a regular quarterly cash dividend that does not exceed $0.2875 per share (the “Initial Dividend Threshold”) or (2) an Extraordinary Dividend that the Board of Directors designates as payable to Securityholders, the Conversion Rate shall be adjusted based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of Common Stock in excess of the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero. The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the conversion rate under this Section 9.03(d).

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is declared but not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of a Security shall receive, for each $1,000 principal amount thereof, at the same time and upon the same terms as Holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

For the avoidance of doubt, for purposes of this Section 9.03(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 9.03(d), references in this Section 9.03(d) to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period, commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

where

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =

the Conversion Rate in effect immediately after to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (including any shares purchased pursuant to the tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (not including any shares purchased pursuant to the tender or exchange offer); and

SP1 =

the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to the Conversion Rate to occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion (or calculation of a Daily Settlement Amount in respect of a conversion occurring before the expiration date of such tender or exchange) within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date or the date of such calculation of a Daily Settlement Amount in determining the applicable Conversion Rate. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) If (i) the Company elects to satisfy its conversion obligation through delivery of a combination of cash and Common Stock and shares of Common Stock are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Observation Period applicable to Securities a holder has converted, (ii) any distribution or transaction described in clauses (a) through (e) above has not yet resulted in an adjustment to the applicable Conversion Rate on the Trading Day in question, and (iii) the shares the holder will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then promptly after such distribution or transaction has occurred, the Company will adjust the number of shares that it delivers to the holder in respect of the relevant Trading Day as the Company determines is appropriate to reflect the relevant distribution or transaction.

(g) For purposes of this Section 9.03 (i) the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise) and (ii) the term “effective date” shall mean the first date on which the shares trade on the applicable exchange or in the applicable market, regular way, reflecting the transaction.

(h) If application of the formulas provided in Section 9.03(a), 9.03(b), 9.03(c), 9.03(d) or 9.03(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made except in the case of a reverse share split or share combination.

(i) In addition to those required by clause (a), (b), (c), (d) or (e) of this Section 9.03, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange (if the Common Stock is then listed on the New York Stock Exchange), the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase

Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at such Holder’s last address appearing on the Security Register provided for in Section 3.05 a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) All calculations and other determinations under this Article 9 shall be made by the Company or its agents and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 9.03. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment or in connection with any conversion of Securities.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee and the Conversion Agent shall have received such Officers’ Certificate, neither the Trustee nor the Conversion Agent shall be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which a Responsible Officer of the Trustee or the Conversion Agent, as applicable, has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at his last address appearing on the Security Register provided for in Section 3.05 of this Indenture, within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) In any case in which this Section 9.03 provides that an adjustment shall become effective immediately after (1) an Ex-Dividend Date or effective date for an event or (2) the expiration date for any tender or exchange offer pursuant to Section 9.03(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 9.03. For purposes of this Section 9.03(l), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event; and

(ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(m) For purposes of this Section 9.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n) Notwithstanding any of the foregoing, the Conversion Rate will not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) and outstanding as of the date the Securities were first issued; (iv) for any dividend or distribution in connection with a merger, sale or conveyance effected solely for the purpose of changing the Company’s jurisdiction of incorporation as permitted by the terms of the Indenture; (v) for a change in the par value of the Common Stock; or (vi) for accrued and unpaid Interest.

Section 9.04 Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Securities from time to time as such Securities are presented for conversion.

Section 9.05 Adjustments of Average Prices. Whenever a provision of the Indenture requires the calculation of an average of Last Reported Sale Prices or Volume-Weighted Average Price over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated, including upon the occurrence of multiple events that each result in an adjustment to the Conversion Rate in such period.

Section 9.06 Conversion After a Public Acquiror Change of Control.

(a) In the event of a Public Acquiror Change of Control, the Company may, in lieu of delivering cash or a combination of cash and shares of Common Stock pursuant to Section 9.07, elect (subject to the satisfaction of the provisions of this Section 9.06) to adjust the Conversion Rate and the related conversion obligation such that from and after the effective date of such Public Acquiror Change of Control, Holders will be entitled to convert their Securities, in accordance with Section 9.01 hereof, into cash and a number of shares of Public Acquiror Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquiror Change of Control by multiplying it by a fraction:

(i) the numerator of which will be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Company’s Board of Directors in the manner contemplated by Section 9.03(c)) paid or payable per share of Common Stock or (B) in the case of any other Public Acquiror Change of Control, the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days immediately prior to, but excluding, the effective date of such Public Acquiror Change of Control; and

(ii) the denominator of which will be the average of the Last Reported Sale Prices of the Public Acquiror Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquiror Change of Control.

(b) In order to make the election pursuant to this Section 9.06, the Company and the issuer of the Public Acquiror Common Stock shall execute with the Trustee a supplemental indenture providing that each Security shall be exchangeable into Public Acquiror Common Stock. Such supplemental indenture shall provide for provisions and adjustments which shall be a nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 9.

(c) The Company will provide notice to Holders of its election to adjust the Conversion Rate pursuant to this Section 9.06 in the notice delivered with respect to the Make-Whole Fundamental Change that constitutes a Public Acquiror Change of Control pursuant to Section 8.01(b) (or, if no such notice is required because subclause (a) of the proviso in clause (ii) of the definition of Change of Control Event is applicable, then a notice delivered at the same time as such notice would have been required for a Fundamental Change).

Section 9.07 Adjustments Upon Certain Fundamental Changes. (a) If a Holder elects to convert Securities at any time from and after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of a Make-Whole Fundamental Change until the Fundamental Change Repurchase Date (or, if there is no Fundamental Change Repurchase Date because subclause (a) of the proviso in clause (ii) of the definition of Change of Control Event is applicable, then until 30 Business Days following the date of such Fundamental Change, determined without regard to subclause (a) of the proviso in clause (ii) of the definition of Change of Control Event), the Conversion Rate applicable to each $1,000 Principal Amount of converted Securities shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below.

(b) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Exhibit B hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Effective Date”) and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in such table or the Make-Whole Effective Date is between two Make-Whole Effective Dates in such table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Make-Whole Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $200.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 9.03), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $60.46 per share (subject to adjustment in the same manner as set forth in Section 9.03), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of Additional Shares of Common Stock issuable upon conversion exceed 3.3079 shares per $1,000 Principal Amount (subject to adjustment in the same manner as set forth in Section 9.03).

(c) The Stock Prices set forth in the first row of the table in Exhibit B hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 9.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

(d) The table in Exhibit B hereto sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 Principal Amount of Securities.

(e) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company will pay or deliver cash or a combination of cash and shares of Common Stock as provided under Section 9.02 based on the Conversion Rate as increased to reflect the additional shares; provided, however, that if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (ii) of the definition of Change of Control Event is comprised entirely of cash, for any conversion of Securities following the Make-Whole Effective Date of such Make-Whole Fundamental Change, the conversion obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment) multiplied by the Stock Price. In such event, the conversion obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify holders of the Make-Whole Effective Date and issue a press release announcing such Make-Whole Effective Date no later than five Business Days after such Make-Whole Effective Date.

(f) If at any time the Company obtains knowledge that a Make-Whole Fundamental Change will occur, then, no later than 30 Scheduled Trading Days prior to the anticipated effective date of such Make-Whole Fundamental Change (or, in the event that the Company obtains knowledge of such Make-Whole Fundamental Change less than 30 Business Days before such anticipated effective date, no later than 3 Business Days after the date on which the Company obtains such knowledge), the Company shall notify Holders of the Securities, the Trustee and the Paying Agent of the occurrence and anticipated effective date of such Make-Whole Fundamental Change and shall disseminate a press release through Reuters Economic Services and Bloomberg Business News stating that it expects a Make-Whole Fundamental Change to occur with respect to the Securities and identifying the anticipated effective date of such Make-Whole Fundamental Change.

Section 9.08 Effect of Recapitalizations, Reclassifications and Changes to the Common Stock.

(a) If any of the following events occur:

(i) any recapitalization, reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value or as a result of a subdivision or combination);

(ii) any consolidation, merger or combination of the Company with another Person;

(iii) any sale, lease or other transfer of all of the consolidated assets of the Company and its Subsidiaries to any other Person substantially as an entirety; or

(iv) any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a Security will be changed to a right to convert each $1000 principal amount of such Security into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction. In such a case, any increase in the Conversion Rate by the Additional Shares as provided in Section 9.07 will not be payable in Additional Shares of Common Stock (or cash and Additional Shares) but will represent the right to receive the aggregate amount of cash, securities or other property into which the Additional Shares would convert in the transaction from the surviving entity (or a direct or indirect parent thereof). However, at and after the effective time of such transaction, (x) any amount otherwise payable in cash upon conversion of the Securities pursuant to Section 9.02 will continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Securities pursuant to Section 9.02 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction and (z) the Volume- Weighted Average Price will be calculated based on the value (as determined by the Board of Directors) of a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction. If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Securities will be convertible shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election or (ii) if no Holders of Common Stock make such election, the types and amounts of consideration actually received by such Holders. Notwithstanding the first sentence of this paragraph, if the Company elects to adjust the Conversion Rate and its conversion obligation pursuant to Section 9.06, the provisions of Section 9.06 shall apply instead of the first sentence of this paragraph. If the transaction also constitutes a Fundamental Change, a Holder may require the Company to repurchase all or a portion of its Securities pursuant to Article 8 hereof. In connection with any transaction described above, the Company shall also adjust the Initial Dividend Threshold based on the number of shares of Common Stock comprising the Reference Property and, if applicable, the value of any non-stock consideration comprising the Reference Property. If the Reference Property is comprised solely of non-stock consideration, the Initial Dividend Threshold shall be adjusted to zero.

Section 9.09 Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof. In no event shall any adjustment to the Conversion Rate be effected that would reduce the Conversion Price below the par value of the Common Stock.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(c) The Company covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities.

(d) The Company covenants that it shall not become a party to any transaction described in Section 9.08 unless the terms of such transaction are consistent with the foregoing.

Section 9.10 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Securityholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Securityholders upon the conversion of their Securities after any event referred to in such Section 9.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 12.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 9.11 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.03; or

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Securityholder at his address appearing on the Security Register, provided for in Section 3.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up; provided, however, any notice required to be given pursuant to Section 9.11(a) above as a result of payment of a regular dividend or distribution shall only be required if the amount of such regular dividend or distribution exceeds the amount of the preceding regular dividend or distribution. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 9.12 Shareholder Rights Plans. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 9 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 9.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.13 Exchange in Lieu of Conversion.

(a) If at any time when a Holder surrenders Securities for conversion prior to the Stated Maturity of the Securities, the Company:

(i) has designated a financial institution (a “Designated Institution”) to accept such Securities in exchange for cash and shares of Common Stock, if any, equal to the consideration due upon conversion as provided in Section 9.02; and

(ii) notifies the Holder surrendering such Securities for conversion by the second Trading Day after the Conversion Date, that it has directed the Designated Institution to make an exchange in lieu of conversion, then, notwithstanding anything in this Indenture to the contrary, the Company may direct the Conversion Agent to surrender such Securities, on or prior to the commencement of the applicable Observation Period to the Designated Institution for exchange in lieu of conversion.

(b) If the Designated Institution accepts Securities surrendered for exchange, it shall notify the Conversion Agent whether it shall deliver, upon exchange, all cash or a combination of cash and shares of Common Stock and shall deliver such cash and shares of Common Stock, if any, as specified in Section 9.02 to the Conversion Agent and the Stock Transfer Agent (in the case of shares of Common Stock) and the Conversion Agent, and Stock Transfer Agent, if applicable, shall deliver such cash and shares of Common Stock, if any, to the Holder, on the third Business Day immediately following the last day of the applicable Observation Period, which delivery shall be deemed to satisfy the Company’s conversion obligations under this Article 9 with respect to such Holder. Any Securities so exchanged by such Designated Institution shall remain Outstanding for all purposes under this Indenture.

(c) If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration to the Conversion Agent, or if the Designated Institution does not accept such Securities for exchange, the Company shall, on the third Business Day immediately following the last day of the applicable Observation Period, convert such Securities into cash and shares of Common Stock, if any, in accordance with the provisions of Section 9.02.

(d) For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 9.13 require such financial institution to accept any Securities for exchange.

Section 9.14 Limitation on Ownership of Common Stock. Notwithstanding anything in this Indenture to the contrary, no Person may beneficially own shares of the voting Capital Stock of the Company in excess of specified ownership limits set forth in the Company’s articles of incorporation as may be in effect from time to time. Any conversion of Securities that would result in any Person beneficially owning shares of the Company’s Capital Stock in excess of any ownership limit set forth in the Company’s articles of incorporation as may be in effect from time to time will result in the intended transferee acquiring no rights in the shares of Capital Stock exceeding such ownership limit and such Person’s excess shares of Capital Stock shall be deemed to be transferred to an escrow agent to be held until such time as the applicable shares of Capital Stock are transferred to a Person whose ownership of the shares will not violate such ownership limits.

ARTICLE 10.

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of Interest on any Securities when due and payable and such default continues for a period of 30 days;

(b) default in the payment of the Principal Amount, Redemption Price or Fundamental Change Repurchase Price on any Security when it becomes due and payable;

(c) failure by the Company to deliver the consideration due upon exercise of a Holder’s conversion rights in accordance with Article 9 hereof and such default continues for a period of 10 days;

(d) failure by the Company to comply with its obligations under Article 11;

(e) failure by the Company to give a Fundamental Change Company Notice when due or notice pursuant to Section 9.01(a)(iv) when due;

(f) default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Securities (other than a default specified in paragraph (a) or (b) above), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, however, that failure by the Company to file with the Commission or submit to the Trustee any annual, quarterly or other report required by the Exchange Act shall not constitute an Event of Default until 180 days after the date on which the Company receives such notice;

(g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 10.02 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in Sections 10.01(g) and 10.01(h)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may declare the Principal Amount plus accrued and unpaid Interest on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid Interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 10.01(g) or Section 10.01(h)), the Principal Amount plus accrued and unpaid Interest on all Outstanding Securities will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 10 provided, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid Interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 10.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 10.03 Additional Interest. (a) If, at any time during the six-month period beginning on, and including, the date which is six months after the Issue Date, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders, other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities which shall accrue on the Securities (i) at a rate of 0.25% per annum of the Principal Amount of Securities outstanding for each day during the first 90 days of such period for which the Company’s failure to file, or the failure of the Securities to be freely tradable by Holders, other than the Company’s Affiliates, as described above, has occurred and is continuing and (ii) at a rate of 0.50% per annum of the Principal Amount of Securities outstanding for each day after the first 90 days during such period for which the Company’s failure to file, or the failure of the Securities to be freely tradable by Holders, other than the Company’s Affiliates, as described above, has occurred and is continuing.

(b) If, and for so long as, the restrictive legend on the Securities has not been removed in accordance with Article 2 or the Securities are not otherwise freely tradable by Holders, other than the Company’s Affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), as of the 365th day after the Issue Date, the Company shall pay Additional Interest on the Securities which shall accrue on the Securities at a rate of (i) 0.25% per annum of the Principal Amount of Securities outstanding for the for each day during the first 90 days during such period and (ii) 0.50% per annum of the Principal Amount Securities outstanding for each day after the first 90 days during such period until, as applicable (i) the restrictive legend on the Securities has been removed in accordance with Article 2, or (ii) the Securities are otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities).

(c) Notwithstanding Section 10.02, if so elected by the Company, the sole remedy for any Event of Default relating to the failure to comply with Section 6.11 hereof, will for the first 270 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.25% of the Principal Amount of Outstanding Securities during the first 90 days after the occurrence of such an Event of Default and 0.50% of the Principal Amount of Outstanding Securities from the 91st day until the

270th day following the occurrence of such an Event of Default. The Additional Interest payable pursuant to this Section 10.03(c) will be in addition to any Additional Interest that may accrue pursuant to Section 10.03(a) or 10.03(b), subject to the limitation in Section 6.10. If the Company so elects, the Additional Interest payable under this Section 10.03(c) will be payable on all Outstanding Securities from and including the date on which such event of default first occurs to, but not including, the 270th day thereafter, or such earlier date on which such Event of Default has been cured or waived. On the 270th day after such Event of Default (or earlier, if the Event of Default is cured or waived prior to 270th day), Additional Interest payable pursuant to this Section 10.03(c) will cease to accrue and, to the extent the Event of Default is continuing, the Securities will be subject to acceleration as provided in Section 10.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 10.03(c) upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 10.02.

In order to elect to pay the Additional Interest payable pursuant to this Section 10.03(c) as the sole remedy during the first 270 days after the occurrence of an Event of Default relating to the failure to comply with Section 6.11 in accordance with the immediately preceding paragraph, the Company must (i) notify all Holders, the Trustee and Paying Agent of such election prior to the date that is 180 days after the Notice of Default is delivered to the Company by the Trustee or holders of at least 25% in Principal Amount of Outstanding Securities. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Securities will be subject to acceleration as provided in Section 10.02.

Section 10.04 Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.

Section 10.05 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 12.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 10.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article 10 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 12.07; and

SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Redemption Price, Fundamental Change Repurchase Price or Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities.

Section 10.07 Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 10.01(a) or 10.01(b)), unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses, losses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity satisfactory to it has failed to institute any such proceeding; and

(v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 10.08 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Fundamental Change Repurchase Price or Interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date or Fundamental Change Purchase Date, as applicable, and to convert the Securities in accordance with Article 9, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 10.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 10.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 10.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 10 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 10.12 Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture or would involve the Trustee in personal liability; and

(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 10.13 Waiver of Past Defaults. The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

(i) Described in Section 10.01(a) or 10.01(b); or

(ii) in respect of a covenant or provision hereof which under Article 15 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 10.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 10.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after Maturity of such Security, the Redemption Price or the Fundamental Change Repurchase Price.

ARTICLE 11.

CONSOLIDATION, MERGER, CONVEYANCE,

TRANSFER OR LEASE

Section 11.01 Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(a) either (i) the Company is the resulting, surviving or transferee Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company (the “Surviving Entity”), (1) is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, (2) the Surviving Entity expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 11.02 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 12.

THE TRUSTEE

Section 12.01 Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act with respect to an indenture trustee and shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee as provided by the Trust Indenture Act. Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein). In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 12.01.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and (iii) this paragraph shall not be construed to limit the effect of the second and the last sentences or the immediately preceding paragraph.

Section 12.02 Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder within 90 days after the occurrence thereof; provided, that (except in the case of any Default in the payment of Principal Amount or Interest on any of the Securities, Redemption Price or Fundamental Change Repurchase Price), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

Section 12.03 Certain Rights Of Trustee. Subject to the provisions of Section 12.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or custodian appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge or deemed to have notice of any Default or Event of Default unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any other obligor on the Securities or by any Holder of the Securities and such notice references this Indenture and the Securities;

(i) the Trustee shall not be liable in its individual capacity, or otherwise, for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Paying Agent, Security Registrar and Conversion Agent), and each agent, custodian, director, officer, employee and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) the permissive rights of the Trustee to take certain actions under or perform any discretionary act enumerated in this Indenture shall not be construed as a duty unless so specified herein;

(m) the Trustee shall not be liable in its individual capacity, or otherwise, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Holders of a majority in aggregate Principal Amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;

(n) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(o) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 12.04 Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. Except with respect to the authentication of Securities pursuant to Section 3.03, the Trustee shall not be responsible for the legality or the validity of this Indenture or the Securities issued or intended to be issued hereunder. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 12.05 May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 12.08 and 12.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 12.06 Money Held in Trust. Subject to the provisions of Section 14.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 12.07 Compensation, Reimbursement; Indemnification. The Company agrees:

(i) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(iii) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 12.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination for any reason of this Indenture. To secure the Company’s payment obligations in this Section 12.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal on the Securities. Such lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination for any reason of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in Section 10.01(g) or 10.01(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors. “Trustee” for purposes of this Section 12.07 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 12.08 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 12.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 12.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 12.

Section 12.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 12 shall become effective until the acceptance of appointment by the successor Trustee under Section 12.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of majority in Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 12.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 12.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

(iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 10.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Principal Amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give written notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 12.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder and subject to its lien provided for in Section 12.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 12.

Section 12.12 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article 12, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 12.13 Preferential Collection of Claims against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 13.

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 13.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(i) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

Section 13.02 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 13.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 13.03 Reports By Trustee. (a) So long as any Securities remain outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than September 1 in each calendar year, commencing in September 1, 2013. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange or of any delisting thereof.

ARTICLE 14.

SATISFACTION AND DISCHARGE

Section 14.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 6.04) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 12.07 and, if money shall have been deposited with the Trustee pursuant to Section 14.01(a)(ii), the obligations of the Trustee under Section 14.02 and the last paragraph of Section 6.04 shall survive.

Section 14.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 6.04, all money deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and Interest for whose payment such money has been deposited with the Trustee.

ARTICLE 15.

SUPPLEMENTAL INDENTURES

Section 15.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to cure any ambiguity or correct any inconsistent or otherwise defective provision contained herein;

(ii) to provide for the assumption by a successor entity of the obligations of the Company under this Indenture;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the Company receives an opinion of nationally recognized tax counsel that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(iv) to add guarantees with respect to the Securities;

(v) to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Securities;

(vi) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(vii) make any change that does not materially adversely affect the rights of any Holder;

(viii) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act, to the extent applicable; or

(ix) to conform the provisions of this Indenture to the “Description of Debentures” section contained in the Company’s final offering memorandum dated October 2, 2012.

Section 15.02 Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(i) reduce the percentage in Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver under this Indenture (including any waiver of past defaults pursuant to Section 10.13);

(ii) reduce the rate or extend the time of payment of any Interest on any Security;

(iii) reduce the Principal Amount of, or extend the Stated Maturity of, any Security;

(iv) make any change that impairs or adversely affects the conversion rights or Conversion Rate of any Securities;

(v) reduce the Redemption Price or Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi) make any Security payable in money other than that stated in the Security;

(vii) impair the right of any Holder to receive payment of the Principal Amount of, or Interest on, a Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(viii) modify any of the provisions of this Section 15.02 or Section 10.13.

It shall not be necessary for any Act of Holders under this Section 15.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 15.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 15 or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 12.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 15.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 15, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 15.05 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 15 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 15.06 Notice of Supplemental Indenture. After any supplemental indenture under this Article 15 becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WELLPOINT, INC.

By:	/s/ Wayne S. DeVeydt
Name: Wayne S. DeVeydt
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

EXHIBIT A

Form of Fundamental Change Repurchase Notice

                    ,

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: [•]

Re: WellPoint, Inc. (the “Company”)

2.750% Senior Convertible Debentures due 2042

This is a Fundamental Change Repurchase Notice as defined in Section 8.01(a) of the Indenture dated as of October [•], 2012 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 8.01 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

EXHIBIT B

Additional Shares To Be Delivered In Connection With Conversion

Upon A Make-Whole Fundamental Change

	Stock price
Effective Date	$60.46	$70.00	$75.58	$80.00	$90.00	$100.00	$113.36	$120.00	$140.00	$160.00	$180.00	$200.00
October 9, 2012	3.3079	2.4461	2.0783	1.8394	1.4251	1.1321	0.8608	0.7604	0.5440	0.4064	0.3122	0.2438
October 15, 2013	3.3079	2.4420	2.0644	1.8194	1.3958	1.0989	0.8261	0.7263	0.5142	0.3820	0.2929	0.2289
October 15, 2014	3.3079	2.4299	2.0427	1.7917	1.3592	1.0577	0.7846	0.6858	0.4791	0.3535	0.2705	0.2114
October 15, 2015	3.3079	2.4219	2.0237	1.7657	1.3223	1.0153	0.7403	0.6423	0.4413	0.3228	0.2464	0.1929
October 15, 2016	3.3079	2.4201	2.0094	1.7432	1.2868	0.9719	0.6938	0.5962	0.4009	0.2904	0.2213	0.1739
October 15, 2017	3.3079	2.4222	1.9979	1.7224	1.2494	0.9249	0.6418	0.5444	0.3550	0.2533	0.1925	0.1519
October 15, 2018	3.3079	2.4304	1.9911	1.7047	1.2113	0.8732	0.5823	0.4845	0.3020	0.2114	0.1606	0.1277
October 15, 2019	3.3079	2.4627	2.0086	1.7103	1.1908	0.8315	0.5243	0.4235	0.2455	0.1668	0.1270	0.1024
October 15, 2020	3.3079	2.4761	2.0073	1.6970	1.1471	0.7612	0.4356	0.3339	0.1727	0.1158	0.0911	0.0758
October 15, 2021	3.3079	2.4871	2.0062	1.6849	1.1005	0.6710	0.3099	0.2089	0.0893	0.0664	0.0567	0.0493
October 15, 2022	3.3079	2.5035	2.0138	1.6861	1.0851	0.6054	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2027	3.3079	2.6019	2.0762	1.7285	1.0981	0.6045	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2032	3.3079	2.5905	2.0377	1.6803	1.0508	0.5714	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2037	3.3079	2.5026	1.8799	1.4989	0.8834	0.4636	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2042	3.3079	1.0538	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT C

WELLPOINT, INC.

Officers’ Certificate

[NAME OF OFFICER], the [TITLE]1 of WELLPOINT, INC., an Indiana corporation (the “Company”) and [NAME OF OFFICER], the [TITLE]2 of the Company do hereby certify, in connection with the sale of $[•] of the Company’s 2.750% Senior Convertible Debentures due 2042 (the “Securities”) pursuant to the terms of the Indenture, dated as of October 9, 2012 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (the “Trustee”), that:

1. The undersigned are permitted to sign this “Officers’ Certificate” on behalf of the Company, as the term “Officers’ Certificate” is defined in the Indenture.

2. The undersigned have read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3. In the opinion of the undersigned, the undersigned have made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent described herein as provided for in the Indenture have been complied with.

4. To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with and no Event of Default (as defined in the Indenture) with respect to any of the Securities (as defined in the Indenture) shall have occurred and is occurring.

5. The Securities have become freely tradable without restrictions by non-affiliates of the Company pursuant to Rule 144 under the Securities Act of 1933, as amended.

In accordance with Section 3.05 of the Indenture, the Company hereby instructs you as follows:

1. To take those actions necessary so that the private placement legend described in Sections 2.02 and 2.05 of the Indenture and set forth on the Global Securities shall be deemed removed from the Global Securities in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of the Holders.

2. To take those actions necessary so that the restricted CUSIP number for the Securities shall be removed from the Global Securities and replaced with an unrestricted CUSIP number, which CUSIP number shall be [ ], in accordance with the terms and conditions of the Global Securities and as provided in the Indenture, without further action on the part of the Holders.

[signature page follows]

[1]	[To be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or any Vice President of the Company]
[2]	[To be the Chief Legal and Administrative Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Company]

IN WITNESS WHEREOF, we have signed this certificate as of [            ].

WELLPOINT, INC.,
an Indiana corporation

By:
Name:
Title:

By:
Name:
Title: